                                PRELIMINARY COPY

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14 (a) of the
               Securities Exchange Act of 1934 (Amendment No.___)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                       [   ]  Confidential, For Use of the Commission Only
                                                               (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                                  ALTEON INC.

                 Name of Registrant as Specified in Its Charter


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:


       (2) Aggregate number of securities to which transaction applies:


       (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       (4) Proposed maximum aggregate value of transaction:


       (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)      Amount previously paid:



   (2)      Form, Schedule or Registration Statement No.:



   (3)      Filing Party:



   (4)      Date Filed:

                                  ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

To Our Stockholders:

     You are most cordially invited to attend the 2001 Annual Meeting of Stockholders of Alteon Inc. at 9:00 A.M., local time, on June 5, 2001, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The Notice of Meeting and Proxy Statement on the following pages describes the matters to be presented at the meeting.

     It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.

                                          Sincerely,

                                          KENNETH I. MOCH
                                          President and Chief Executive Officer

                                  ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 5, 2001

     The Annual Meeting of Stockholders of Alteon Inc., a Delaware corporation will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on June 5, 2001, at 9:00 A.M., local time, for the following purposes:

     (1) To elect two directors to serve until the Annual Meeting to be held in 2004 and until their successors shall have been duly elected and qualified;

     (2) To approve an amendment to our Restated Certificate of Incorporation increasing the number of authorized shares from forty million to eighty million;

     (3) To ratify an amendment to our Amended 1995 Stock Option Plan increasing the number of available shares from four million to seven million;

     (4) To ratify the appointment of Arthur Andersen LLP to serve as our independent public accountants for the fiscal year ending December 31, 2001; and

     (5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 9, 2001, are entitled to vote at the meeting, or at any adjournment of the meeting. A complete list of those stockholders will be open to the examination of any stockholder at our principal executive offices at 170 Williams Drive, Ramsey, New Jersey 07446 and at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, for a period of 10 days prior to the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE ALTEON THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors

                                          ELIZABETH A. O'DELL
                                          Secretary

Ramsey, New Jersey
April 23, 2001

       THE COMPANY'S 2000 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                                  ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                                PROXY STATEMENT

     We are furnishing this Proxy Statement in connection with our Annual Meeting of Stockholders to be held on June 5, 2001, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, at 9:00 A.M., local time, and at any adjournment or adjournments thereof. Stockholders of record at the close of business on April 9, 2001, will be entitled to vote at the meeting and at any adjournment of the meeting. As of April 9, 2001, there were 22,570,781 shares of common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the meeting.

     You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

     Alteon's Board of Directors is asking for your proxy. Giving us your proxy by properly signing and returning the accompanying proxy card means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for both, one or neither of our director candidates. You may also vote for or against the other proposals, or abstain from voting. We will vote as you direct.

     If you properly sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares (i) FOR the election of the nominees named below as directors; (ii) FOR the approval of the amendment to the Restated Certificate of Incorporation increasing the number of authorized shares; (iii) FOR the ratification of the amendment to the Amended 1995 Stock Option Plan increasing the number of available shares; (iv) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2001; and (v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the meeting or any adjournment of the meeting.

     You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. However, if you hold shares through someone else, such as a stockbroker, you may receive material from them asking how you want to vote. Each proxy card should be signed and returned to assure that all of your shares are voted.

     You may revoke your proxy any time before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Alteon's Secretary in writing. However, your mere presence at the meeting does not revoke the proxy.

     In order to carry on the business of the meeting, we must have a quorum. This means the holders of at least a majority of our common stock must be represented at the meeting, either by proxy or in person. Votes that are withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

     The two nominees receiving the most votes will be elected to fill the seats on the Board. In accordance with the Delaware Corporation Act, the proposed amendment to the Restated Certificate of Incorporation to increase the number of shares authorized for issuance must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote thereon. If you abstain from voting on this proposal, or do not give instructions to your broker on how to vote, it has the same effect as if you voted against that proposal. All other actions proposed in this Proxy Statement and/or considered at the meeting, including an adjournment, may be taken upon the favorable vote of a majority of the votes cast.

     Except as noted above, only votes for or against these proposals count. Brokers may submit proxies that do not indicate a vote for a proposal because such brokers do not have discretionary voting authority on the proposal and have not received instructions from their customers on those proposals (i.e., broker non-votes). These broker non-votes are not considered to be shares present for the purpose of calculating the vote on a proposal and, except as described above, will not affect the outcome of such a proposal. Similarly, abstentions to a proposal are not counted as votes cast in favor of the proposal and, accordingly, except in the case of the proposal regarding the amendment to the Restated Certificate of Incorporation, will have no effect on the outcome of a vote on such a proposal.

     This Proxy Statement, together with the related proxy card, is being mailed to you on or about April 23, 2001. Our Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 9, 2001. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the annual report so that they may supply the material to beneficial owners as of April 9, 2001.

                             ELECTION OF DIRECTORS

     At the meeting, two directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2004 and until their successors are elected and qualified. The nominees for election to the Board of Directors are Marilyn G. Breslow and Alan J. Dalby. Their biographies appear below.

     Pursuant to our Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each of which serves a term of three years. Class A consists of Ms. Breslow and Mr. Dalby, whose terms will expire at the meeting. Class B consists of Mr. Moch, Dr. Bransome and Dr. Naimark, whose terms will expire at the Annual Meeting of Stockholders in 2002. Class C consists of Dr. Novitch and Mr. McCurdy, whose terms will expire at the Annual Meeting of the Stockholders in 2003.

     Proxies solicited by the Board will be voted for the election of the nominees named above, unless otherwise specified in the proxy. All of the persons whose names and biographies appear below are at present directors of Alteon. In the event a nominee should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees have consented to being named in this Proxy Statement and to serve if elected.

     The current Board of Directors, including the nominees, is comprised of the following persons:

                                          SERVED AS A
NAME                              AGE    DIRECTOR SINCE            POSITIONS WITH ALTEON
----                              ---    --------------            ---------------------
Mark Novitch, M.D...............  69          1994         Chairman of the Board
Kenneth I. Moch.................  46          1998         President, Chief Executive Officer
                                                           and Director
Edwin D. Bransome, Jr., M.D.....  67          1999         Director
Marilyn G. Breslow(1)...........  57          1988         Director
Alan J. Dalby(1)................  64          1994         Director
David McCurdy...................  51          1997         Director
George M. Naimark, Ph.D.........  76          1999         Director

---------------
(1) A nominee for election to the Board of Directors.

     The principal occupations and business experience, for at least the past five years, of each director are as follows:

     Mark Novitch, M.D., was elected as a director of Alteon in June 1994. He retired as Vice Chairman and Chief Compliance Officer of the Upjohn Company in December 1993. Prior to joining Upjohn in 1985, he was Deputy Commissioner of the U.S. Food and Drug Administration. Dr. Novitch is a director of Guidant Corporation, a supplier of cardiology and minimally invasive surgery products; Neurogen Corporation, a biopharmaceutical firm focused on central nervous system disorders; Calypte Biomedical, a developer of urine-based diagnostics; and Kos Pharmaceuticals, Inc., a developer of pharmaceutical products for cardiovascular and respiratory conditions. Dr. Novitch is an Adjunct Professor of Health Care Sciences at The George Washington University.

     Kenneth I. Moch, who was elected President, Chief Executive Officer and a director of Alteon in December 1998, joined us in February 1995, as Senior Vice President, Finance and Business Development and Chief Financial Officer. Mr. Moch has acquired substantial experience in managing advanced biomedical technologies as both an operating executive and a strategist. From 1990 to 1995, he served as President and Chief Executive Officer of Biocyte Corporation, a cellular therapy company that pioneered the use of cord blood stem cells in transplantation therapy. Mr. Moch was a founder and the Managing General Partner of Catalyst Ventures, a seed venture capital partnership, and was a founder of The Liposome Company, Inc. in Princeton, New Jersey, where he served as Vice President from 1982 to 1988. Previously, he was a management consultant with McKinsey & Company, Inc., a biomedical technology consultant with Channing, Weinberg & Company, Inc. (now The Wilkerson Group) and held product management responsibilities in the Parenteral Products Division of Baxter International. Mr. Moch received his A.B. in biochemistry from Princeton University, and an M.B.A. with emphasis in finance and marketing from the Stanford Graduate School of Business.

     Edwin D. Bransome, Jr., M.D., has been a director of Alteon since June 1999. Dr. Bransome is a Professor of Medicine and Physiology Emeritus at the Medical College of Georgia from which he retired as Chief of the Section of Endocrinology and Metabolism in 2000. Dr. Bransome is the Past President of the United States Pharmacopoeial Convention and has been a member of the USP Board of Trustees since 1990. He served on the Georgia Department of Medical Assistance (Medicaid) Drug Utilization Board from 1992-2000 and was its first Chairman. Currently, Dr. Bransome is in medical practice as a consultant in Endocrinology and is Medical Director of the Diabetes Treatment Center at the Aiken, South Carolina Regional Medical Center. He has had faculty positions at the Scripps Clinic and Research Foundation, MIT and the Harvard University School of Medicine. He received his A.B. in 1954 from Yale University and received his M.D. from Columbia University College of Physicians and Surgeons in 1958. His post-graduate training in Internal Medicine and Clinical Endocrinology fellowship was at the Peter Bent Brigham Hospital in Boston and in Biochemistry at Columbia University College of Physicians and Surgeons.

     Marilyn G. Breslow has been a director of Alteon since June 1988. She has been a Portfolio Manager/ Analyst for W.P. Stewart & Co., Inc., an investment advisory firm in New York City, since 1990, and is President and a director of that firm. She was a General Partner of Concord Partners and a Vice President of Dillon, Read & Co. Inc. from 1984 to 1990. Prior to Dillon, Read & Co., she worked at Polaroid Corporation from 1973 to 1984 and was with Peat, Marwick, Mitchell & Company from 1970 to 1972. Ms. Breslow holds a B.S. degree from Barnard College and an M.B.A. from the Harvard Graduate School of Business Administration.

     Alan J. Dalby was elected as a director of Alteon in December 1994. Mr. Dalby is Chairman of Reckitt Benckiser plc, a household products company. He is the former Chairman and Chief Executive Officer and a founder of Cambridge NeuroScience, Inc. He was Executive Vice President and member of the Board of Directors for SmithKline Beckman Corporation, retiring in 1987. Mr. Dalby is a director of Acambis plc.

     Dave McCurdy, who became a director of Alteon in June 1997, is currently the President of EIA (Electronic Industries Alliance), the premier trade organization representing more than 2,100 of the world's leading electronics manufacturers. Before becoming President of EIA in November 1998, Mr. McCurdy was Chairman and Chief Executive Officer of the McCurdy Group L.L.C., a business consulting and investment firm focused on high-growth companies in the fields of healthcare, high technology and international business, which he formed in 1995. Prior to forming the McCurdy Group, Mr. McCurdy served for 14 years in the U.S. House of Representatives from the fourth district of Oklahoma. He held a commission in the United States Air Force Reserve attaining the rank of major and serving as a Judge Advocate General (JAG). A 1972 graduate of the University of Oklahoma, Mr. McCurdy received his J.D. in 1975 from Oklahoma's Law School. He also studied international economics at the University of Edinburgh, Scotland, as a Rotary International Graduate Fellow.

     George M. Naimark, Ph.D., was elected as a director of Alteon in June 1999. He is President of Naimark & Barba, Inc., a management consultancy, since September 1966, and Naimark & Associates, Inc., a private healthcare consulting organization, since February 1994. Dr. Naimark has more than 30 years of experience in the pharmaceutical, diagnostic and medical device industries. His experience includes management positions in research and development, new product development and quality control. In addition, Dr. Naimark has authored books on patent law and communications, as well as many articles that appeared in general business, marketing, scientific and medical journals and was the editor of a medical journal. He received his Ph.D. from the University of Delaware in 1951, and received a B.S. and M.S. from Bucknell University in 1947 and 1948, respectively.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee, which reviews salaries and incentive compensation for employees of and consultants to Alteon, and an Audit Committee, which reviews the results and scope of the audit and other services provided by our independent auditors. In 2000, the Audit and Compensation Committees were comprised of Marilyn G. Breslow, Alan J. Dalby, Edwin D. Bransome, Jr., M.D., David McCurdy, George M. Naimark, Ph.D., and Mark Novitch, M.D. All of the members of the Audit Committee are independent, as such term is defined by Section 121 of the American Stock Exchange listing standards. The Audit Committee and Compensation Committee each held two meetings during the year ended December 31, 2000. There were nine meetings of the Board of Directors in 2000. With the exception of Mr. McCurdy, each director and each committee member attended at least 75% of all meetings of the Board of Directors and the committee(s) on which he or she served during the period in which he or she served as a director or committee member. We have adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix 1.

COMPENSATION OF DIRECTORS

     All of the directors are reimbursed for their expenses for each Board and committee meeting attended. Directors who are not compensated as Alteon employees receive $1,500 per meeting for their service to the Board. Non-compensated directors also receive, upon the date of their election or re-election to the Board and on the dates of the two Annual Meetings of Stockholders following their election or re-election to the Board (subject to their continued service on the Board of Directors), a stock option to purchase 20,000 shares of common stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly created directorship) at an exercise price equal to the fair market value of the common stock on the date of grant. Each of these options will vest and become exercisable on the date of Alteon's first Annual Meeting of Stockholders following the date of grant, subject to the director's continued service on the Board.

     On December 15, 1998, Dr. Novitch entered into a two-year agreement with Alteon regarding his service as Chairman of the Board, pursuant to which Dr. Novitch received $60,000 a year, payable in monthly installments, and an option to purchase 200,000 shares of common stock at an exercise price of $0.875 per share. Effective December 2000, this agreement was amended to, among other things, extend the term to June 30, 2001. Under the amended agreement, Dr. Novitch continues to receive $60,000 per year, payable in monthly installments, and was granted an option to purchase an additional 50,000 shares at an exercise price of $7.00 per share.

                               EXECUTIVE OFFICERS

     The following table identifies our current executive officers:

NAME                           AGE    CAPACITIES IN WHICH SERVED    IN CURRENT POSITIONS SINCE
----                           ---   -----------------------------  --------------------------
Kenneth I. Moch..............  46    President, Chief Executive     December 1998
                                       Officer and Director
Robert C. deGroof,             56    Senior Vice President          March 2000
  Ph.D.(1)...................        Scientific Affairs
Elizabeth A. O'Dell(2).......  40    Vice President, Finance and    October 1993
                                       Administration, Secretary
                                       and Treasurer

---------------
(1) Robert C. deGroof, Ph.D., was appointed Senior Vice President, Scientific Affairs in March 2000. From April 1990 to February 2000, he was the President of Keystone Scientific Management, which provided strategic clinical and non-clinical development advice to many pharmaceutical companies. Prior to that, he was the Director of Regulatory Affairs of World Wide Development Operations at Bristol-Myers Squibb from July 1987 to March 1990. From October 1984 to July 1987, he was the Assistant Director of Regulatory Affairs at McNeil Consumer Products. Prior to that, he was Assistant Professor of Pharmacology at Jefferson Medical College, Thomas Jefferson University. Dr. deGroof received his B.S. at the University of Florida in 1967 and his Ph.D. in Physiology and Pharmacology from Duke University in 1973.

(2) Elizabeth A. O'Dell has been Vice President, Finance and Administration, Secretary and Treasurer since October 1993. She served as the Company's Director of Finance from February 1993 to September 1993 and as Controller of the Company from February 1992 to February 1993. From November 1991 to January 1992, she was the Controller of Radiodetection Corp. She was the Director of Internal Operations of Kratos Analytical, Inc. from May 1990 to November 1991 and Controller from March 1987 to April 1990. Prior to that, she served for five years in public accounting in various positions at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and Deloitte & Touche. Ms. O'Dell received her B.B.A. and M.B.A. from Pace University. She is also a CPA in New Jersey.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended December 31, 2000, 1999 and 1998 of our Chief Executive Officer and two other highly compensated executive officers of Alteon who were serving as executive officers at December 31, 2000, or who served as executive officers during the fiscal year ended December 31, 2000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        STOCK
                                      ANNUAL COMPENSATION           OPTION AWARDS
                                  ----------------------------        (NUMBER OF         ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR     SALARY      BONUS           SHARES)          COMPENSATION
---------------------------       ----    --------    --------    ------------------    ------------
Kenneth I. Moch.................  2000    $310,500    $100,000(1)       325,000           $    --
  President and                   1999     300,000          --        1,205,000(2)             --
  Chief Executive Officer         1998     198,199      12,500          200,000                --
Robert C. deGroof(3)............  2000    $166,666    $     --          325,000           $22,500(4)
  Senior Vice President
  Scientific Affairs
Elizabeth A. O'Dell.............  2000    $145,000    $     --          127,500           $    --
  Vice President, Finance and     1999     140,000          --          240,000(5)             --
  Administration, Secretary       1998     119,758      20,000(6)            --                --
  and Treasurer

---------------
(1) Represents a deferred performance bonus for the year ending December 31, 2000.

(2) Includes options for 405,000 shares repriced on February 2, 1999.

(3) Dr. deGroof began serving as Senior Vice President, Scientific Affairs in March 2000.

(4) Represents a housing allowance.

(5) Includes options for 165,000 shares repriced on February 2, 1999.

(6) Includes a deferred performance bonus of $15,000 for the year ending December 31, 1998.

     The following table sets forth certain information concerning grants of stock options during the fiscal year ended December 31, 2000, to the Named
Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                               PERCENTAGE                                  ANNUAL RATES OF
                                 NUMBER OF      OF TOTAL                                     STOCK PRICE
                                 SECURITIES     OPTIONS                                   APPRECIATION FOR
                                 UNDERLYING    GRANTED TO    EXERCISE OR                   OPTION TERM(1)
                                  OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
NAME                              GRANTED     FISCAL 2000     PER SHARE       DATE         5%         10%
----                             ----------   ------------   -----------   ----------   --------   ----------
Kenneth I. Moch................   200,000         21.0%        $3.563       03/14/10    $448,087   $1,135,542
                                  125,000         13.1%         7.000       11/08/10     550,283    1,394,525
Robert C. deGroof..............   250,000         26.2%        $3.563       03/14/10    $560,109   $1,419,427
                                   75,000          7.9%         7.000       11/08/10     330,170      836,715
Elizabeth A. O'Dell............    25,000          2.6%        $3.563       03/14/10    $ 56,011   $  141,943
                                   72,500          7.6%         2.875       09/06/10     131,085      332,196
                                   30,000          3.1%         7.000       11/08/10     132,068      334,686

---------------
(1) The dollar amounts under these columns are the result of calculations assuming that the price of common stock on the date of the grant of the option increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of our stock price over the option term of 10 years.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                             SHARES                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                           ACQUIRED ON                 AT DECEMBER 31, 2000         AT DECEMBER 31, 2000(1)
                            EXERCISE      VALUE     ---------------------------   ---------------------------
NAME                           (#)       REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Kenneth I. Moch..........     5,000       $6,563      810,000        715,000      $1,799,598     $1,149,263
Robert C. deGroof........        --       $   --       10,000        315,000      $       --     $       --
Elizabeth A. O'Dell......        --       $   --      169,375        198,125      $  370,740     $  235,271

---------------
(1) Based on the closing price on the American Stock Exchange at December 31, 2000 ($3.4375).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The persons who served as members of the Compensation Committee of the Board of Directors during 2000 were Alan J. Dalby, Edwin D. Bransome, Jr., M.D., Marilyn G. Breslow, David McCurdy, George M. Naimark, Ph.D. and Mark Novitch, M.D. None of the members of the Compensation Committee was an officer, former officer or employee of Alteon.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General Policies

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing and monitoring the general compensation policies and compensation plans of Alteon, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under our Amended and Restated 1987 Stock Option Plan and Amended 1995 Stock Option Plan.

     Under the supervision of the Committee, Alteon has developed and implemented compensation policies, plans and programs which (1) provide a total compensation package which is intended to be competitive within the industry so as to enable us to attract and retain high-caliber executive personnel, and (2) seek to align the financial interests of our employees with those of its stockholders by relying heavily on long-term incentive compensation which is tied to performance.

     The primary components of executive compensation include base salary and long-term equity incentives in the form of stock options. As we have not yet generated any revenue from the sale of pharmaceutical products, we rely on long-term incentive compensation (i.e., stock options) to motivate the executive officers and other employees. This allows us to retain cash for research and development projects. In determining the size of stock option grants to individual executives, the Committee considers a number of factors, including the following: the level of an executive's job responsibilities; the executive's past performance; the size and frequency of grants by comparable companies; the executive's salary level; the need to provide incentive for the purpose of retaining qualified personnel in light of our current conditions and prospects; the size of any prior grants; and the achievement of designated milestones by the executive. The Committee assigns no specific weight to any of the foregoing (other than achievement of designated milestones by the executive in cases where the executive's employment agreement provides for a grant of a specific size upon achievement of the milestone) when making determinations as to the size of stock option grants.

     Executive officers are also eligible to earn an annual cash incentive award, the amount of which is based upon (1) the position level of the executive officer, and (2) the attainment of specific individual non-financial performance objectives. The Committee sets the performance objectives at the beginning of the fiscal year.

     The Chief Executive Officer is responsible for the development of the annual salary plan for executive officers other than himself. The plan is based on industry and peer group comparisons and national surveys and on performance judgments as to the past and expected future contributions of the individuals. To maintain a competitive level of compensation, Alteon targets base salary at the upper percentiles of a comparative group composed of other biotechnology companies. Base salary may exceed this level as a result of individual performance. The Committee reviews the annual plan and makes recommendations to the Board of Directors, with any modifications it deems appropriate. The Committee believes it has established executive compensation levels which are competitive with companies in the industry, taking into account individual experience, performance of both Alteon and the individual, company size, location and stage of development.

  Compensation of the Chief Executive Officer

     Mr. Moch's compensation was determined on the basis of his expertise and experience, which include approximately 20 years of experience in the biotechnology and venture capital fields. Mr. Moch received a base salary of $310,500 in 2000. The Committee believes that Mr. Moch's compensation arrangements reflect the compensation package necessary to retain his services for Alteon in light of our current condition and prospects and is commensurate with his expertise and experience as well as with compensation offered by comparable biotechnology companies.

     Effective January 1, 1994, the Internal Revenue Code does not permit corporations to deduct payment of certain compensation in excess of $1,000,000 to the chief executive officer and the four other most highly paid executive officers. All compensation paid to our executive officers for 2000 will be fully deductible and the Committee anticipates that amounts paid as cash compensation will continue to be fully deductible because the amounts are expected to be less than the $1,000,000 threshold. Under certain circumstances, the executive officers may realize compensation upon the exercise of stock options granted under our stock option plans which would not be deductible by Alteon. We expect to take such action as is necessary to qualify our stock option plans as "performance-based compensation," which is not subject to the limitation, if and when the Committee determines that the effect of the limitation on deductibility warrants such action.

                                          COMPENSATION COMMITTEE
                                          Alan J. Dalby
                                          Edwin D. Bransome, Jr., M.D.
                                          Marilyn G. Breslow
                                          David McCurdy
                                          George M. Naimark, Ph.D.
                                          Mark Novitch, M.D.

                             AUDIT COMMITTEE REPORT

     The Audit Committee, which is responsible for reviewing the results and scope of the audit and other services provided by our independent auditors, has reviewed our audited annual financial statements and the related report by Arthur Andersen LLP, our independent public accountants, and has discussed the audited financial statements and report with management and with the independent public accountants.

     The Audit Committee has also discussed with management and the independent public accountants the matters required to be discussed by the Codification of Statement of Auditing Standards, AU Section 380, also known as SAS 61, as currently in effect. These matters relate to the conduct of the annual audit of our financial statements.

     As required by Independence Standards Board Standard No. 1, as currently in effect, Arthur Andersen LLP has disclosed to the Audit Committee any relationships between it (and its related entities) and Alteon (and its related entities), which, in its professional judgment, may reasonably be thought to affect its ability to be independent. In addition, Arthur Andersen LLP has discussed its independence with the Audit Committee and confirmed in a letter to the Audit Committee that, in its professional judgment, it is independent of Alteon within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

     Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Marilyn G. Breslow
                                          Edwin D. Bransome, Jr., M.D.
                                          Alan J. Dalby
                                          David McCurdy
                                          George M. Naimark, Ph.D.
                                          Mark Novitch, M.D.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph compares the cumulative total stockholder return on our common stock over the five-year period ending December 31, 2000, with the cumulative total return of the NASDAQ CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ-US"), NASDAQ Pharmaceutical Stocks Index (the "NASDAQ-Pharm"), the American Stock Exchange U.S. Index ("Amex US") and the American Stock Exchange Health Products & Services Index ("Amex HP&S"). The graph assumes (i) an investment of $100 in our common stock and in each of the indices, and (ii) reinvestment of all dividends. No cash dividends have been declared on our common stock as of December 31, 2000. The stock performance set forth below is not necessarily indicative of future price performance.

                     ALTEON INC. RELATIVE STOCK PERFORMANCE
[LINE PERFORMANCE GRAPH]

                                     ALTEON             NASDAQ US         NASDAQ PHARM           AMEX US            AMEX HP&S
                                     ------             ---------         ------------           -------            ---------
31-Dec-95                            100.00              100.00              100.00              100.00              100.00
31-Dec-96                             32.56              123.04              100.31              101.55               88.10
31-Dec-97                             45.35              150.69              103.66              127.26              110.38
31-Dec-98                              4.84              212.51              131.95              136.58              103.11
31-Dec-99                              5.43              394.92              248.01              179.36              113.61
29-Dec-00                             21.32              237.62              308.49              168.46              135.90

----------------------------------------------------------------------------------------------------------
                              31-Dec-95    31-Dec-96    31-Dec-97    31-Dec-98    31-Dec-99    29-Dec-00
----------------------------------------------------------------------------------------------------------
 ALTEON                        100.00         32.56        45.35         4.84         5.43        21.32
 NASDAQ US                     100.00        123.04       150.69       212.51       394.92       237.62
 NASDAQ PHARM                  100.00        100.31       103.66       131.95       248.01       308.49
 Amex US                       100.00        101.55       127.26       136.58       179.36       168.46
 Amex HP&S                     100.00         88.10       110.38       103.11       113.61       135.90

     The preceding performance graph and the Compensation Committee report and the Audit Committee report contained in this Proxy Statement are not to be incorporated by reference into filings we have made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other filings we have made or may make under those statutes.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

     Kenneth I. Moch entered into a three-year amended and restated employment agreement with Alteon as of December 15, 1998. Under the amended and restated employment agreement, Mr. Moch serves as our Chief Executive Officer and is entitled to an annual salary of $300,000 (subject to annual review by the Board of Directors) plus an annual bonus of up to $150,000 awarded at the discretion of the Board of Directors.

Pursuant to the agreement, on March 16, 1999, Mr. Moch received stock options to purchase an aggregate of 600,000 shares of our common stock.

     As of October 21, 2000, Elizabeth A. O'Dell entered into a new employment agreement with Alteon. Under the terms of this agreement, which is due to expire on December 31, 2003, she is entitled to an annual salary of $150,800 for the calendar year 2001. For periods after December 31, 2001, Ms. O'Dell's salary will be subject to annual review by the Board of Directors. Ms. O'Dell is also eligible, at the discretion of the Board of Directors, to receive an annual cash bonus of up to $5,000.

     Robert C. deGroof entered into a three-year employment agreement with Alteon as of March 14, 2000. Under the employment agreement, Dr. deGroof is entitled to an annual salary of $200,000 (subject to annual review by the Board of Directors) plus an annual bonus of up to $25,000 awarded at the discretion of the Board of Directors. Pursuant to the agreement, on March 14, 2000, Dr. deGroof received stock options to purchase an aggregate of 250,000 shares of our common stock.

     In addition to provisions in the above-described agreements requiring each individual to maintain the confidentiality of our information and assign inventions to us, such executive officers have agreed that during the terms of their agreements and for one year thereafter, they will not compete with Alteon by engaging in any capacity in any business which is competitive with our business. The employment agreements of Mr. Moch, Dr. deGroof and Ms. O'Dell provide that either party may terminate the agreement upon 30 days' prior written notice, subject to a salary continuation obligation of Alteon if it terminates the agreements without cause. Mr. Moch will receive a 12-month salary continuation and Dr. deGroof and Ms. O'Dell will receive a six-month salary continuation under such circumstances.

     All employment agreements between Alteon and its Vice Presidents provide that all unvested stock options held by such Vice Presidents will vest and become exercisable immediately in the event of a change in control of Alteon.

CHANGE IN CONTROL SEVERANCE BENEFITS PLAN

     In February 1996, we adopted the Alteon Inc. Change in Control Severance Benefits Plan to protect and retain qualified employees and to encourage their full attention, free from distractions caused by personal uncertainties and risks in the event of a pending or threatened change in control of Alteon. The Severance Plan provides for severance benefits to employees upon certain terminations of employment after or in connection with a change in control of Alteon as defined in the Severance Plan. Following a qualifying termination that occurs as a result of a change in control, officers of Alteon will be entitled to continuation of (i) their base salary for a period of 24 months, and (ii) all benefit programs and plans providing for health and insurance benefits for a period of up to 18 months. In addition, upon a change in control of Alteon, all outstanding unexercisable stock options held by employees will become exercisable.

401(k) PLAN

     We have a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of our employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,500 in 2001) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan does not require that we make additional matching contributions to the Plan on behalf of participants in the Plan. However, in 1998, we began making discretionary contributions at a rate of 25% of employee contributions up to a maximum of 5% of their base salary. Contributions by employees to the 401(k) Plan and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) Plan. The Trustees under the 401(k) Plan, at the direction of each participant, invest the assets of the 401(k) Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 15, 2001, except as otherwise set forth below, by each (i) person who is known to Alteon to own beneficially more than 5% of the common stock, and (ii) current director and Named Officer, including the nominees, and by all current directors and officers as a group:

                                                               AMOUNT AND NATURE OF      PERCENT OF
NAME OF BENEFICIAL OWNER(1)                                   BENEFICIAL OWNERSHIP(1)     CLASS(2)
---------------------------                                   -----------------------    ----------
S.A.C. Capital Associates, LLC..............................         2,507,322(3)          10.87%
  777 Long Ride Road
  Stamford, CT 06902
Charles Livingston Grimes...................................         1,910,000(4)           8.50%
  P.O. Box 136
  Mendenhall, PA 19357
Mark Novitch, M.D. .........................................           317,999(5)           1.40%
Kenneth I. Moch.............................................         1,073,433(6)           4.56%
Edwin D. Bransome, Jr., M.D. ...............................            17,500(7)              *
Marilyn G. Breslow**........................................           102,071(8)              *
Alan J. Dalby**.............................................            75,002(9)              *
David McCurdy...............................................            46,067(10)             *
George M. Naimark, Ph.D. ...................................            22,337(11)             *
Elizabeth A. O'Dell.........................................           260,542(12)          1.15%
Robert C. deGroof, Ph.D. ...................................            37,084(13)             *
All current directors and officers as a group (9 persons)...         1,952,035(14)          8.00%

---------------
  *  Less than one percent.

 **  Nominee for election to the Board of Directors.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

 (2) Applicable percentage of ownership is based on 22,492,800 shares of common stock outstanding.

 (3) As set forth in a Schedule 13G, dated December 31, 2000, filed by S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC and Steven A. Cohen. Includes 1,934,584 shares of common stock and 572,738 shares of common stock underlying warrants. The shares are held by S.A.C. Capital Associates, LLC. Pursuant to investment agreements, each of S.A.C. Capital Advisors and S.A.C. Capital Management share all investment and voting power over the shares. Steven A. Cohen is the Managing Member, President and Chief Executive Officer of S.A.C. Capital Advisors and the owner, directly and through a wholly owned subsidiary, of 100% of the membership interests of S.A.C. Capital Management. Accordingly, each of S.A.C. Capital Advisors, S.A.C. Capital Management and Mr. Cohen may be deemed to be the beneficial owner of the shares.

 (4) As set forth in a Schedule 13D, dated February 1, 2000, filed by Mr. Grimes with the Securities and Exchange Commission.

 (5) Includes 5,000 shares of common stock held jointly by Dr. Novitch and his wife and 312,999 shares of common stock subject to options that were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include options to purchase 36,668 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

 (6) Includes 5,100 shares of common stock and 1,068,333 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include options to purchase 456,667 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

 (7) Includes 15,000 shares of common stock held directly by Dr. Bransome and 2,500 shares of common stock held by Dr. Bransome's wife (of which he disclaims beneficial ownership). Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

 (8) Includes 102,071 shares of common stock subject to options that were exercisable as of February 15, 2001. Does not include options to purchase 19,996 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

 (9) Includes 12,467 shares of common stock and 62,535 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include options to purchase 19,996 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(10) Includes 46,067 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(11) Includes 5,000 shares of common stock held directly by Dr. Naimark, 4,000 shares held jointly by Dr. Naimark and his wife and 13,337 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include an option to purchase 20,000 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(12) Includes 258,542 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001, and 2,000 shares of common stock held by Ms. O'Dell's husband. Does not include options to purchase 108,958 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(13) Includes 37,084 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001. Does not include options to purchase 287,916 shares of common stock which will become exercisable more than 60 days after February 15, 2001.

(14) Includes 1,900,968 shares of common stock subject to options which were exercisable as of February 15, 2001, or which will become exercisable within 60 days after February 15, 2001.

                          APPROVAL OF AMENDMENT TO OUR
                     RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
                  FROM 40,000,000 SHARES TO 80,000,000 SHARES

     The Board of Directors has adopted a resolution recommending that the stockholders consider and adopt at the meeting an amendment to Article FOURTH of Alteon's Restated Certificate of Incorporation. The proposed amendment would increase the number of authorized shares of common stock, $.01 par value per share, from 40,000,000 to 80,000,000 shares.

     For the reasons described below, the Board of Directors believes that the proposed amendment is in the best interests of Alteon and its stockholders. If the amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of Delaware. The text of the proposed amended Article FOURTH is set forth below:

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 81,993,329 shares.
     The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is 80,000,000, and each such share of Common Stock shall have a par value of $.01 per share. The total number of shares of Preferred Stock authorized to be issued by the Corporation is 1,993,329 and each such share shall have a par value of $.01 per share."

     The Board of Directors believes that it is in the best interests of Alteon to increase our authorized common stock in order to meet possible contingencies and opportunities for which the issuance of common stock may be deemed advisable. From time to time we have given, and in the future are likely to give, consideration to the feasibility of obtaining funds for appropriate corporate objectives, such as advancement of our research and drug development programs, through the public or private sale of equity securities. The ability to issue additional shares of common stock in any future capital raising endeavor or expansion transaction, without the costs and delays incident to obtaining stockholder approval at the time of such issuance, is vital to our success in a competitive marketplace.

     We have no current plans and have not entered into any arrangements or understandings whereby we would be required to issue any of the additional shares of common stock for which authority is now sought. However, the number of shares of common stock which we are required to issue upon the conversion of our outstanding Series G Preferred Stock and Series H Preferred Stock varies with the market price of the common stock. Therefore, depending on the market price of our common stock, these additional shares may be issued upon the conversion of currently outstanding convertible securities and the exercise of currently outstanding warrants. Because of this variability, we agreed with the purchasers of our common stock and warrants in a private placement in September 2000 to request our stockholders to approve this proposed increase in our authorized common stock.

     Other purposes for which the additional shares of common stock could be issued include financing transactions, the acquisition of the shares or assets of other corporations, stock splits or dividends, dividend reinvestment programs and employee benefit plans.

     As of December 31, 2000, there were 22,399,660 shares of common stock issued and outstanding. We have reserved additional shares of common stock in connection with the conversion of our outstanding preferred stock, the exercise of outstanding warrants and the exercise of options granted under our Amended and Restated 1987 Stock Option Plan and Amended 1995 Stock Option Plan. In the opinion of the Board of Directors, the remaining authorized and unissued shares of common stock are insufficient to meet our capital needs.

     The newly authorized shares of common stock, which will be identical to the shares of common stock presently authorized, may be issued for such consideration as shall be authorized from time to time by the Board of Directors, subject to any required regulatory approvals, but without further action by the stockholders unless specifically required by applicable law or rules of the American Stock Exchange or any other exchange or market system on which the common stock is then traded. In connection with any issuance and sale of such shares, the number of shares to be issued and sold and the terms upon which they may be issued and sold will necessarily be determined by conditions existing at the time of such issuance and sale.

     Our stockholders do not have preemptive rights to subscribe on a pro rata basis to any future issuance of shares. If Alteon elects to issue additional shares of common stock, stockholders would not have any preferential right to purchase them, and their ownership would therefore be diluted. Although the Board is not aware of any effort by any person to acquire control of Alteon, the authorized but unissued shares could be used to make it more difficult to effect a change in control, and thereby make it more difficult for stockholders to obtain an acquisition premium for their shares or remove incumbent management. Such shares could be used to create impediments for persons seeking to gain control of Alteon by means of a merger, tender offer, proxy contest or other means. For example, substantial dilution of a potential acquiring party could be achieved through private placement of securities with purchasers who might cooperate with the Board of Directors in opposing the potential acquiring party. The amendment is not part of a plan by our Board of Directors to propose a series of new anti-takeover measures and the Board of Directors does not presently intend to propose additional anti-takeover measures in future proxy solicitations.

     In accordance with the Delaware Corporation Act, the proposed amendment to the Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 80,000,000 SHARES.

          RATIFICATION OF AMENDMENT TO INCREASE THE AUTHORIZED SHARES
                     FOR THE AMENDED 1995 STOCK OPTION PLAN

     Our Board of Directors has approved an amendment to Alteon's Amended 1995 Stock Option Plan (the "Plan") to increase the number of available shares of common stock from four million to seven million. At December 31, 2000, options to purchase 3,369,635 shares were outstanding under the Plan, leaving 420,207 shares available for grant. In the event that any option under the Plan expires or is terminated without having been exercised in full, the shares of common stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan. At December 31, 2000, the market value of the common stock underlying the options was $3.4375 per share.

     The Plan was adopted by the Board of Directors in February 1995 and ratified by the stockholders of Alteon in June 1995. Directors, officers, employees and consultants of Alteon or any of its subsidiaries or affiliates are eligible to receive options pursuant to the terms of the Plan. Alteon currently has 7 directors, 3 officers (one of whom is also a director) and approximately 34 employees (including the officers). Alteon also engages consultants from time to time. The Board believes that providing selected persons with the opportunity to invest in Alteon will give them additional incentive to increase their efforts on behalf of Alteon and will enable us to attract and retain the best available employees, officers, directors and consultants. An increase in the number of shares available under the Plan is necessary to provide sufficient shares to achieve this goal.

     Stockholder approval of the amendment to the Plan is being sought (i) to satisfy Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") which requires stockholder approval of amendment of the Plan in order that options granted under the Plan may qualify as incentive stock options ("ISOs") and thus be entitled to receive special tax treatment under the Code, and (ii) to satisfy the rules of the American Stock Exchange regarding stockholder approval of grants of options to officers, directors and key employees.

     Options granted under the Plan may be either ISOs as defined in Section 422 of the Code, or non-qualified stock options ("NQSOs"). ISOs may be granted only to employees of Alteon and are subject to the following limitations, in addition to restrictions applicable to all stock options under the Plan: (1) an ISO may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding common stock of Alteon, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years, (2) the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of Alteon) may not exceed $100,000, (3) the exercise price of an ISO must be the fair market value of the stock at the time the option is granted, (4) ISOs may not be sold, pledged or otherwise transferred other than by will or by the laws of descent and distribution, and (5) in the event of termination of an ISO holder's employment with Alteon, any ISOs which are then exercisable must be exercised within three months of such termination (or within twelve months if the termination is the result of death or disability).

     Options that do not meet the above qualifications will be treated as NQSOs.

TERMS OF THE PLAN

     Administration of the Plan. With respect to grants of options to employees or consultants who are also officers or directors of Alteon, the Plan is administered in compliance with Rule 16b-3 under the Securities

Exchange Act of 1934 by (1) the Board of Directors of Alteon, or (2) a committee comprised of disinterested directors of Alteon who are not compensated as employees or consultants, as designated by the Board. With respect to grants of options to employees or consultants who are neither directors nor officers of Alteon, the Plan is administered by (1) the Board, or (2) a committee designated by the Board.

     The Plan may be administered by multiple administrative bodies. Presently, the Plan is administered by a committee of non-compensated directors. The Board or a committee designated by the Board, as the case may be, shall, in its capacity as administrator, be hereinafter referred to as the "Administrator."

     Granting of Options. Except with respect to non-compensated directors, the granting of options to eligible participants is within the sole discretion of the Administrator. Non-compensated directors receive grants of options in accordance with a formula award structure pursuant to which they automatically receive, upon the date of their election or re-election to the Board and on the dates of the two Annual Meetings of Stockholders following their election or re-election to the Board (subject to their continued service on the Board of Directors), a stock option to purchase 20,000 shares of common stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly created directorship) at an exercise price equal to the fair market value of the common stock on the date of grant. Each of these options will vest and become exercisable on the date of Alteon's first Annual Meeting of Stockholders following the date of grant, subject to the director's continued service on the Board. We do not receive any consideration upon the grant of an option under the Plan.

     Option Agreement; Additional Functions of the Administrator. Options granted pursuant to the Plan will be evidenced by agreements in such form as the Administrator approves. In addition to the functions otherwise discussed in this Proxy Statement, and excepting options granted to non-compensated directors, the Administrator shall determine, subject to the terms and conditions of the Plan,
(1) whether and to whom options are to be granted, (2) whether an option is to be an ISO or a NQSO, (3) the number of the shares covered by an option, (4) the exercise price of an option, and (5) all other terms and conditions of an option.

     Exercise Price. The exercise price of an NQSO is determined by the Administrator. As discussed above, the exercise price of an ISO is determined with respect to the applicable provisions of the Code. With respect to non-compensated directors, the exercise price pursuant to the formula awards is the fair market value of the shares at the time that the option is granted.

     Vesting; Term of Option. Except with respect to non-compensated directors, the Administrator has the power to set the time or times during which each option will vest and become exercisable, provided that no option may be exercisable after the expiration of ten years from the date it is granted and no ISO granted to a holder of ten percent of the total voting power of Alteon may be exercisable after the expiration of five years from the date it is granted. Options granted to non-compensated directors vest and become exercisable on the date of Alteon's first Annual Meeting of Stockholders following the date of grant, subject to the director's continued service on the Board.

     Transferability. Unless the Administrator determines otherwise, options may not be sold or otherwise transferred other than by will or by the laws of descent and distribution and during the lifetime of the optionee shall be exercisable only by the optionee. If the Administrator so determines, subject to compliance with certain provisions set forth in the Plan, NQSOs may be transferable to certain family members and related trusts and partnerships.

     Duration of the Plan and Amendment. Options may be granted under the Plan from time to time until February 28, 2005. The Administrator may at any time terminate or amend the Plan, provided that (i) stockholder approval must be obtained for any amendment for which such approval is required by applicable laws or regulations, and (ii) no amendment can be made which would impair the rights of any optionee under any grant theretofore made without the consent of the optionee.

     Adjustments. Appropriate adjustments will be made in the number of shares of stock covered by the Plan or subject to options granted under the Plan, and in the exercise price per share of such options, in the event that the number of outstanding shares of common stock is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of Alteon without consideration.

     In the event of a merger or consolidation in which the stockholders of Alteon prior to the merger own at least fifty percent of the voting power of Alteon or the surviving entity after the merger or consolidation, each optionee shall be entitled to receive upon exercise of the option, in lieu of the shares for which the option was exercisable immediately before such transaction, the number and class of securities to which such holder would have been entitled if the option had been exercised immediately prior to the transaction.

     In the event of a dissolution or liquidation of Alteon, a merger or consolidation in which the stockholders of Alteon prior to the merger do not own at least fifty percent of the voting power of Alteon or the surviving entity after the merger or consolidation, a transaction in which 100% of the voting shares of Alteon is sold or otherwise transferred, or the sale of substantially all of the assets of Alteon, (a) on the effective date of such transaction holders of options will be entitled to receive upon exercise of the option, in lieu of the shares for which the option was exercisable immediately before such transaction, the number and class of securities to which such holder would have been entitled if the option had been exercised immediately prior to the transaction, (b) the Administrator may accelerate the time for exercise of some or all then unexercised and unexpired options, or (c) the Administrator may cancel all outstanding options as of the effective date of the transaction, provided that notice of such cancellation is given to each optionee and each optionee has the opportunity to exercise the option to the extent then exercisable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary discusses certain of the federal income tax consequences associated with options granted under the Plan. This description of tax consequences is based upon present federal tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the Plan. Accordingly, each optionee should consult with his or her own tax advisor regarding the federal, state and local tax consequences of the grant of an option and any subsequent exercise and whether any action is appropriate.

     Non-Qualified Stock Options. There are no federal income tax consequences associated with the grant of a NQSO. Upon the exercise of a NQSO, the optionee generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of our common stock on the date of exercise. Any gain realized on disposition of shares purchased upon exercise of the NQSO will be treated as capital gain for federal income tax purposes.

     Incentive Stock Options. There will be no regular federal income tax liability upon the grant or exercise of an ISO. However, the "spread" between the exercise price and the fair market value of our common stock on the date of exercise will be treated as a tax preference item for federal income tax purposes and may subject the optionee to the alternative minimum tax in the year of exercise.

     Any gain realized on disposition of shares purchased upon exercise of an ISO will be treated as long-term capital gain for federal income tax purposes if such shares are held for at least 12 months after the date of the issuance of the shares pursuant to the exercise of the ISO and are disposed of at least two years after the date of grant of the ISO. If the shares are disposed of within 12 months after the date of issuance of the shares or within two years after the date of grant of the ISO, the optionee will recognize compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of such shares on the date of exercise over the exercise price of the ISO, and capital gains on the excess, if any, of the fair market value of such shares on the date of disposition over the fair market value of such shares on the date of exercise.

     Compensation Deduction. To the extent compensation income is recognized by an optionee in connection with the exercise of a NQSO or a "disqualifying disposition" of stock obtained upon exercise of an ISO, Alteon generally would be entitled to a matching compensation deduction (assuming the requisite withholding requirements are satisfied).

     As of December 31, 2000, we had granted options to purchase an aggregate of 3,602,193 shares of common stock (net of cancellations) under the Plan at an average exercise price of $2.83 per share. As of

February 15, 2001, options to purchase 2,130,169 shares of common stock were exercisable and options to purchase 217,558 shares of common stock had been exercised under the Plan. Each of the two nominees for election to the Board of Directors, upon election to the Board of Directors and on the dates of the two Annual Meetings of Stockholders following their election to the Board (subject to their continued service on the Board of Directors), will receive a stock option to purchase 20,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. See "Election of Directors -- Compensation of Directors."

     As of December 31, 2000, the following persons or groups had received options to purchase shares of common stock under the Plan as follows: (i) the Chief Executive Officer and Named Officers: Kenneth I. Moch, 1,165,000 shares; Elizabeth A. O'Dell, 317,500 shares; Robert C. deGroof, 325,000 shares; (ii) all current executive officers of Alteon as a group: 1,807,500 shares; (iii) each nominee for director: Marilyn Breslow, 54,867 shares; Alan J. Dalby, 54,867 shares; (iv) all current employees, including all current officers who are not executive officers, as a group: 624,422 shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AMENDMENT TO OUR AMENDED 1995 STOCK OPTION PLAN THEREBY INCREASING THE NUMBER OF AVAILABLE SHARES FROM FOUR MILLION TO SEVEN MILLION.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, subject to stockholder ratification, retained Arthur Andersen LLP to serve as our independent public accountants for the fiscal year ending December 31, 2001, because it is an internationally recognized accounting firm familiar with the unique accounting, tax and financial issues that relate to and affect the biopharmaceutical industry. Arthur Andersen LLP has a firm-wide effort and a group of personnel that specialize in this industry and has assigned members of this group to work with us. Arthur Andersen LLP also served as our independent public accountants for the fiscal year ended December 31, 2000. One or more representatives of Arthur Andersen LLP is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

AUDIT FEES

     The aggregate fees billed to Alteon by Arthur Andersen LLP for the review of our annual financial statements, and the financial statements included in our quarterly reports on Form 10-Q, for the fiscal year ended December 31, 2000 totaled $45,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     We did not engage Arthur Andersen LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed to Alteon by Arthur Andersen LLP during the fiscal year ended December 31, 2000, for non-audit services (including tax related services), totaled $15,000. The Audit Committee has considered whether or not the provision of non-audit services is compatible with maintaining Arthur Andersen LLP's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF ALTEON FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Alteon with copies of all Forms 3, 4 and 5 they file.

     Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, we believe that all our officers, directors, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2000, except for Dr. Naimark, whose Form 4 regarding a sale of 1000 shares was filed late.

                            STOCKHOLDERS' PROPOSALS

     Stockholders deciding to submit proposals for inclusion in our proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders must advise the Secretary of Alteon of such proposals in writing by December 24, 2001. Any stockholder intending to propose a matter at the 2002 Annual Meeting of Stockholders, but not intending for Alteon to include the matter in its proxy statement or form of proxy relating to such meeting, must advise the Secretary of Alteon of such intention in writing not later than 20 days prior to such meeting. If Alteon does not receive such notice by that date, the notice will be considered untimely. Our proxy for the 2002 Annual Meeting of Stockholders will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any manner of which Alteon does not receive notice by March 9, 2002.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters referred to above and does not intend to bring any other matters before the meeting. However, if other matters should come before the meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                    GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Alteon, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Alteon.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of Alteon who will not be specially compensated for these services. The Company has retained the services of Registrar and Transfer Company to assist in the proxy solicitation at a fee estimated to be $17,500. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of Alteon is based upon information received from the individual directors and officers.

     ALTEON HAS FURNISHED, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 9, 2001, AND WILL FURNISH TO EACH BENEFICIAL STOCKHOLDER SUCH REPORT UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors

                                          ELIZABETH A. O'DELL
                                          Secretary

Ramsey, New Jersey
April 23, 2001

                                                                      APPENDIX I

                                  ALTEON INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

1. PURPOSE

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to the accounting and reporting practices of Alteon Inc. (the "Corporation") and the quality and integrity of the financial information provided by the Corporation. The Audit Committee will fulfill these responsibilities and duties primarily by carrying out the activities enumerated in this Charter.

2. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors of the Corporation, each of whom shall be independent directors, and free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall be financially literate as interpreted by the Board of Directors, or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. One member of the Audit Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualifications in its business judgment.

3. MEETINGS

     The Audit Committee shall meet at stated times without notice, or on notice to all by the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, or by one of the members of the Audit Committee, as frequently as circumstances and needs of the Corporation shall dictate. As part of its responsibilities to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants for the Corporation separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

4. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     a. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board of Directors, as conditions dictate, to update this Charter.

     b. Review with management and the independent accountants the Corporation's audited financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees" ("SAS No. 61").

     c. Recommend to the Board of Directors that, based on the Audit Committee's review and discussions with management and the independent accountants, the audited financial statements be included in the annual report filing with the Securities and Exchange Commission.

     d. Review the performance of the independent accountants and make recommendations to the Board of Directors regarding the appointment of termination of the independent accountants. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent accountants.

     e. Oversee independence of the accountants by:

             1. Receiving from the independent accountants, on a periodic basis, a formal written statement delineating all relationships between the independent accountants and the Corporation consistent with Independence Standard No. 1, "Independence Discussions with Audit Committees."

             2. Discussing with the independent accountants any disclosed relationships or services between the independent accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

             3. Recommending, if necessary, that the Board of Directors take appropriate action to satisfy itself of the accountants' independence based on the report provided.

     f. Review in consultation with the independent accountants the audit scope and plan of the independent accountants.

     g. Review with the independent accountants and management the adequacy and effectiveness of internal controls of the Corporation.

     h. Report through the Audit Committee's Chairperson to the Board of Directors following a meeting of the Audit Committee.

     i. Maintain minutes or other records of meetings and activities of the Audit Committee.

     j. Perform any other activities consistent with this Charter and the Corporation's By-Laws as the Audit Committee or the Board of Directors deems necessary or appropriate.

[X] PLEASE MARK VOTES               REVOCABLE PROXY
    AS IN THIS EXAMPLE                ALTEON INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF                     1. ELECTION OF DIRECTORS:         FOR    AGAINST   EXCEPT
THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS.                       (Mark one only)                [ ]      [ ]      [ ]
                                                                              Nominee: Marilyn G. Breslow and
The undersigned hereby constitutes and appoints Kenneth I. Moch               Alan J. Dalby
and Elizabeth A. O'Dell and each of them, his or her true and
lawful agents and proxies with full power of substitution in               ---------------------------------------------------------
each, to represent and to vote on behalf of the undersigned all            (INSTRUCTIONS: To withhold authority for any individual
of the shares of Alteon Inc. (the "Company") which the                     nominee, write that nominee's name in the space provided
undersigned is entitled to vote at the Annual Meeting of                   above.)
Stockholders of the Company to be held at the American Stock
Exchange, 86 Trinity Place, New York, New York at 9:00 A.M.,               2. Approval of the proposal       FOR    AGAINST  ABSTAIN
local time, on June 5, 2001, and at any adjournment or                        to amend the Restated          [ ]      [ ]      [ ]
adjournments thereof, upon the following proposals more fully                 Certificate of Incorporation
described in the Notice of Annual Meeting of Stockholders and                 to increase the number of
Proxy Statement for the Meeting (receipt of which is hereby                   authorized shares from forty
acknowledged).                                                                million to eighty million.

                                                                           3. Approval of the proposal       FOR    AGAINST  ABSTAIN
                                                                              to amend the 1995 Stock        [ ]      [ ]      [ ]
                                                                              Option Plan to increase the
                                                                              number of available shares
                                                                              from four million to seven
                                                                              million.

                                                                           4. Approval of the proposal to    FOR    AGAINST  ABSTAIN
                                                                              ratify the appointment of      [ ]      [ ]      [ ]
                                                                              Arthur Andersen LLP as Alteon's
                                                                              independent public accountants
                                                                              for the fiscal year ending
                                                                              December 31, 2001.

                                                                           5. In their discretion, the
                                                                              proxies are authorized to vote
                                                                              upon other matters as may
                                                                              properly come before the
Please be sure to sign and date this Proxy in the box below.                  Meeting.

-----------------------------------------------------------                   PLEASE CHECK BOX IF YOU PLAN TO
Dated:                                                                        ATTEND THE ANNUAL MEETING.     [ ]

                                                                              THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
-----------------------------------------------------------                   THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
Signature                         Signature if held Jointly                   STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
                                                                              BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

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  * DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED *

                                  ALTEON INC.

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This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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